                                                            EXHIBIT 3.2


                             AMENDED AND RESTATED


                                    BYLAWS

                                      OF

                          PENSKE MOTORSPORTS, INC.,










                                                   Adopted by the
                                                   Board of Directors
                                                   on November 3, 1997

                                     BYLAWS
                                       OF
                            PENSKE MOTORSPORTS, INC.,


                                TABLE OF CONTENTS

                                                                                                     Page
ARTICLE I - OFFICES                                                                                      1
         1.1    Registered Office                                                                        1
         1.2    Other Offices                                                                            1

ARTICLE II - MEETINGS OF STOCKHOLDERS                                                                    1

         2.1    Time and Place                                                                           1
         2.2    Annual Meetings                                                                          1
         2.3    Special Meetings                                                                         1
         2.4    Notice of Meetings                                                                       1
         2.5    Advance Notice Requirements for
                     Stockholder Proposals and Director Nominations                                      1
         2.6    List of Stockholders                                                                     2
         2.7    Quorum; Adjournment                                                                      2
         2.8    Voting                                                                                   3
         2.9    Proxies                                                                                  3
         2.10   Questions Concerning Elections                                                           3

ARTICLE III - DIRECTORS                                                                                  4

         3.1    Number and Residence                                                                     4
         3.2    Election and Term                                                                        4
         3.3    Resignation                                                                              4
         3.4    Removal                                                                                  4
         3.5    Vacancies                                                                                4
         3.6    Place of Meetings                                                                        5
         3.7    Annual Meetings                                                                          5
         3.8    Regular Meetings                                                                         5
         3.9    Special Meetings                                                                         5
         3.10   Quorum                                                                                   5
         3.11   Voting                                                                                   5
         3.12   Telephonic Participation                                                                 5
         3.13   Action By Written Consent                                                                5
         3.14   Committees                                                                               6
         3.15   Compensation                                                                             6



                                      (2)

ARTICLE IV - OFFICERS                                                                                    7
         4.1    Officers and Agents                                                                      7
         4.2    Compensation                                                                             7
         4.3    Term                                                                                     7
         4.4    Removal                                                                                  7
         4.5    Resignation                                                                              7
         4.6    Vacancies                                                                                7
         4.7    Chairman of the Board                                                                    7
         4.8    Chief Executive Officer                                                                  7
         4.9    President                                                                                8
         4.10   Executive Vice Presidents and Vice Presidents                                            8
         4.11   Secretary                                                                                8
         4.12   Treasurer                                                                                8
         4.13   Assistant Vice Presidents, Secretaries
                       and Treasurers                                                                    9
         4.14   Execution of Contracts and Instruments                                                   9
         4.15   Voting of Shares and Securities of
                       Other Corporations and Entities                                                   9

ARTICLE V - NOTICES AND WAIVERS OF NOTICE                                                                9

         5.1    Delivery of Notices                                                                      9
         5.2    Waiver of Notice                                                                        10

ARTICLE VI - SHARE CERTIFICATES AND STOCKHOLDERS OF RECORD                                              10

         6.1    Certificates                                                                            10
         6.2    Lost or Destroyed Certificates                                                          10
         6.3    Transfer of Shares                                                                      10
         6.4    Record Date                                                                             10
         6.5    Registered Stockholders                                                                 11

ARTICLE VII - INDEMNIFICATION                                                                           11

         7.1    Indemnification                                                                         11
         7.2    Claims                                                                                  12
         7.3    Non-Exclusivity of Rights                                                               12


                                      (3)

ARTICLE VIII - GENERAL PROVISIONS                                                                       12

         8.1    Checks and Funds                                                                        12
         8.2    Fiscal Year                                                                             12
         8.3    Corporate Seal                                                                          12
         8.4    Form of Records                                                                         12
         8.5    Interested Directors; Quorum                                                            12

ARTICLE IX - AMENDMENTS                                                                                 13

ARTICLE X - SCOPE OF BYLAWS                                                                             13

                                      (4)

                            PENSKE MOTORSPORTS, INC.


                                    ARTICLE I

                                     OFFICES

         1.1 Registered Office. The registered office of the Corporation shall be located at such place in Delaware as the Board of Directors from time to time determines.

         1.2 Other Offices. The Corporation may also have offices or branches at such other places as the Board of Directors from time to time determines or the business of the Corporation requires.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1 Time and Place. All meetings of the stockholders shall be held at such place and time as the Board of Directors determines.

         2.2 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         2.3 Special Meetings. Special meetings of the stockholders, for any purpose, may be called by the Corporation's Chairman of the Board and shall be called by the Secretary or any Assistant Secretary upon written request (stating the purpose for which the meeting is to be called) of a majority of the Board of Directors.

         2.4 Notice of Meetings. Except as provided in Section 2.5 below, written notice of each stockholders' meeting, stating the place, date and time of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be given (in the manner described in Section 5.1 below) not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting. Notice of adjourned meetings is governed by Section 2.7 below.

         2.5 Advance Notice Requirements for Stockholder Proposals and Director Nominations. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4 above, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, or for a stockholder to nominate candidates for election as directors at an annual or special meeting of the stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered, mailed and received at the principal executive offices of the Corporation, (a) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (b) in the case of an annual meeting that is not called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting
(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting or special meeting called for the purpose of electing directors except in accordance with the procedures set forth in this Section 2.5. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         2.6 List of Stockholders. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or any adjournment of the meeting. The list shall be arranged alphabetically within each class and series and shall show the address of, and the number of shares registered in the name of, each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         2.7 Quorum; Adjournment. Except as otherwise provided by law, at all stockholders' meetings, the stockholders present in person or represented by proxy who, as of the record date for the meeting, were holders of shares entitled to cast a majority of the votes at the meeting, shall constitute a quorum. Once a quorum is present at a meeting, all stockholders present in person or represented by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Regardless of whether a quorum is present, a stockholders' meeting may be adjourned to another time and place by a vote of the shares present in person or by proxy without notice other than announcement at the meeting; provided, that (a) only such business may be transacted at the adjourned meeting as might have been transacted at the original meeting and (b) if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

         2.8 Voting. Except as otherwise provided by the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share having voting power held by such stockholder and on each matter submitted to a vote. Voting at meetings of stockholders need not be by written ballot. When an action, other than the election of directors, is to be taken by vote of the stockholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on such action, unless a greater vote is required by the Certificate of Incorporation, these Bylaws or by law. Except as otherwise provided by the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

         2.9 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

         2.10 Questions Concerning Elections. The Board of Directors may, in advance of the meeting, or the presiding officer may, at the meeting, appoint one or more inspectors to act at a stockholders' meeting or any adjournment. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

                                   ARTICLE III

                                    DIRECTORS

         3.1 Number and Residence. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors consisting of not less than three nor more than ten directors, the number thereof to be determined from time to time by resolution of the Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be ten until otherwise fixed by a majority of the entire Board of Directors. Directors need not be stockholders. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the total number of directors constituting the entire Board permits.

         3.2 Election and Term. The term of office of the Directors of the first class shall end on the first annual stockholders' meeting after their election; the term of office of the second class shall end on the second annual stockholders' meeting after their election; and the term of the office of the third class shall end on the third annual stockholders' meeting after their election. At each annual meeting after the first annual stockholders' meeting, a number of Directors equal to the number of the class whose term expires at the time of meeting shall be elected to hold office until the third succeeding annual stockholders' meeting after their election. Each Director elected shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified or until his or her resignation or removal.

         3.3 Resignation. A Director may resign by written notice to the Corporation. A Director's resignation is effective upon its receipt by the Corporation or a later time set forth in the notice of resignation.

         3.4 Removal. One or more Directors may be removed with cause by vote of the holders of a majority of the shares entitled to vote at an election of Directors cast at a meeting of the stockholders called for that purpose.

         3.5 Vacancies. During the intervals between annual meetings of stockholders, any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity and any newly created directorships resulting from an increase in the number of Directors may be filled by a majority vote of the Directors then in office, whether or not a quorum. Each Director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each Director chosen to fill a newly created directorship shall hold office until the next election of the class for which such Director shall have been chosen. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes as to make all classes as nearly equal in number as possible.

         3.6 Place of Meetings. The Board of Directors may hold meetings at any location. The location of annual and regular Board of Directors' meetings shall be determined by the Board and the location of special meetings shall be determined by the person calling the meeting.


         3.7 Annual Meetings. Each newly elected Board of Directors may meet promptly after the annual stockholders' meeting for the purposes of electing officers and transacting such other business as may properly come before the meeting. No notice of the annual Directors' meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a quorum is present.

         3.8 Regular Meetings. Regular meetings of the Board of Directors or Board committees may be held without notice at such places and times as the Board or committee determines at least 30 days before the date of the meeting.

         3.9 Special Meetings. Special meetings of the Board of Directors may be called by the chief executive officer, and shall be called by the President or Secretary upon the written request of two Directors, on two days notice to each Director or committee member by mail or 24 hours notice by any other means provided in Section 5.1. The notice must specify the place, date and time of the special meeting, but need not specify the business to be transacted at, nor the purpose of, the meeting. Special meetings of Board committees may be called by the Chairperson of the committee or a majority of committee members pursuant to this Section 3.9.

         3.10 Quorum. At all meetings of the Board or a Board committee, a majority of the Directors then in office, or of members of such committee, constitutes a quorum for transaction of business, unless a higher number is otherwise required. If a quorum is not present at any Board or Board committee meeting, a majority of the Directors present at the meeting may adjourn the meeting to another time and place without notice other than announcement at the meeting. Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting, provided a quorum is present.

         3.11 Voting. The vote of a majority of the members present at any Board or Board committee meeting at which a quorum is present constitutes the action of the Board of Directors or of the Board committee, unless a higher vote is otherwise required.

         3.12 Telephonic Participation. Members of the Board of Directors or any Board committee may participate in a Board or Board committee meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section 3.12 constitutes presence in person at such meeting.

         3.13 Action by Written Consent. Any action required or permitted to be taken under authorization voted at a Board or Board committee meeting may be taken without a meeting if, before or after the action, all members of the Board then in office or of the Board committee consent to the action in writing. Such consents shall be filed with the minutes of the proceedings of the

Board or committee and shall have the same effect as a vote of the Board or committee for all purposes.

         3.14 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each consisting of one or more Directors. The Board may designate one or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a committee meeting. In the absence or disqualification of a member of a committee, the committee members present and not disqualified from voting, regardless of whether they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member. Any committee, to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board of Directors in management of the business and affairs of the Corporation, except a committee does not have power or authority to:

                  (a) Amend the Certificate of Incorporation.

                  (b) Adopt an agreement of merger or consolidation.

                  (c) Recommend to stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

                  (d) Recommend to stockholders a dissolution of the Corporation or a revocation of a dissolution.

                  (e) Amend the Bylaws of the Corporation.

                  (f) Fill vacancies in the Board.

                  (g) Unless the resolution designating the committee or a later Board of Director's resolution expressly so provides, declare a distribution or dividend or authorize the issuance of stock.

Each committee and its members shall serve at the pleasure of the Board, which may at any time change the members and powers of, or discharge, the committee. Each committee shall keep regular minutes of its meetings and report them to the Board of Directors when required.

         3.15 Compensation. The Board, by affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of Directors for services to the Corporation as directors, officers or members of a Board committee. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation for such service.

                                   ARTICLE IV

                                    OFFICERS

         4.1 Officers and Agents. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a President, a Secretary and a Treasurer, and may also elect and designate as officers a Chairman of the Board, a Vice Chairman of the Board and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may also from time to time appoint, or delegate authority to the Corporation's chief executive officer to appoint, such other officers and agents as it deems advisable. Any number of offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers. An officer has such authority and shall perform such duties in the management of the Corporation as provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws, and as generally pertain to their offices, subject to the control of the Board of Directors.

         4.2 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

         4.3 Term. Each officer of the Corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. The election or appointment of an officer does not, by itself, create contract rights.

         4.4 Removal. An officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any.

         4.5 Resignation. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

         4.6 Vacancies. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         4.7 Chairman of the Board. The Chairman of the Board, if such office is filled, shall be a Director and shall preside at all stockholders' and Board of Directors' meetings.

         4.8 Chief Executive Officer. The Chairman of the Board, if any, or the President, as designated by the Board, shall be the chief executive officer of the Corporation and shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the chief executive officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. If no designation of chief executive officer is made, or if there is no Chairman of the Board, the President shall be the chief executive officer. The chief executive officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

         4.9 President. If the office of Chairman of the Board is not filled, the President shall perform the duties and execute the authority of the Chairman of the Board. If the Chairman of the Board is designated by the Board as the Corporation's chief executive officer, the President shall be the chief operating officer of the Corporation, shall assist the Chairman of the Board in the supervision and management of the business and affairs of the Corporation and, in the absence of the Chairman of the Board, shall preside at all stockholders' and Board of Directors' meetings. The President may delegate to the officers other than the Chairman of the Board, if any, such of his or her authority and duties at such time and in such manner as he or she deems appropriate.

         4.10 Executive Vice Presidents and Vice Presidents. The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Chairman of the Board and President. The Board of Directors may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority. In the absence or disability of the President, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board. If not specified by their titles or the Board, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.

         4.11 Secretary. The Secretary shall act under the direction of the Corporation's chief executive officer and President. The Secretary shall attend all stockholders' and Board of Directors' meetings, record minutes of the proceedings and maintain the minutes and all documents evidencing corporate action taken by written consent of the stockholders and Board of Directors in the Corporation's minute book. The Secretary shall perform these duties for Board committees when required. The Secretary shall see to it that all notices of stockholders' meetings and special Board of Directors' meetings are duly given in accordance with applicable law, the Certificate of Incorporation and these Bylaws. The Secretary shall have custody of the Corporation's seal and, when authorized by the Corporation's chief executive officer, President or the Board of Directors, shall affix the seal to any instrument requiring it and attest such instrument.

         4.12 Treasurer. The Treasurer shall act under the direction of the Corporation's chief executive officer and President. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation's assets, liabilities, receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Corporation's chief executive officer, the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Corporation's chief executive officer, the President and the Board of Directors (at its regular meetings or whenever they request it) an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board prescribes.

         4.13 Assistant Vice Presidents, Secretaries and Treasurers. The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall act under the direction of the Corporation's chief executive officer, the President and the officer they assist. In the order of their seniority, the Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer.

         4.14 Execution of Contracts and Instruments. The Board of Directors may designate an officer or agent with authority to execute any contract or other instrument on the Corporation's behalf; the Board may also ratify or confirm any such execution. If the Board authorizes, ratifies or confirms the execution of a contract or instrument without specifying the authorized executing officer or agent, the Corporation's chief executive officer, the President, any Executive Vice President or Vice President or the Treasurer may execute the contract or instrument in the name and on behalf of the Corporation and may affix the corporate seal to such document or instrument.

         4.15 Voting of Shares and Securities of Other Corporations and Entities. Unless the Board of Directors otherwise directs, the Corporation's chief executive officer shall be entitled to vote or designate a proxy to vote all shares and other securities which the Corporation owns in any other corporation or entity.


                                    ARTICLE V

                          NOTICES AND WAIVERS OF NOTICE

         5.1 Delivery of Notices. All written notices to stockholders, Directors and Board committee members shall be given personally or by mail (registered, certified or other first class mail, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address. Written notices to Directors or Board committee members may also be delivered at his or her office on the Corporation's premises, if any, or by overnight carrier, telegram, telex, telecopy, radiogram, cablegram, facsimile, computer transmission or similar form of communication, addressed to the address referred to in the preceding sentence. Notices given pursuant to this Section 5.1 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service. Notices given by overnight carrier shall be deemed "dispatched" at 9:00 a.m. on the day the overnight carrier is reasonably requested to deliver the notice. The Corporation shall have no duty to change the written address of any Director, Board committee member or stockholder unless the Secretary receives written notice of such address change.

         5.2 Waiver of Notice. Whenever notice is required to be given under the Certificate of Incorporation, these Bylaws or applicable law, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                   ARTICLE VI

                  SHARE CERTIFICATES AND STOCKHOLDERS OF RECORD

         6.1 Certificates. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, Vice Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary representing the number of shares registered in certificate form. Any of or all the signatures on the certificate may be by facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         6.2 Lost or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         6.3 Transfer of Shares. Shares of the Corporation are transferable only on the Corporation's stock ledger upon surrender to the Corporation or its transfer agent of a certificate for the shares, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the Corporation requires.

         6.4 Record Date. The Board of Directors may fix, in advance, a date as the record date for determining stockholders for any purpose, including determining stockholders entitled to (a) notice of, and to vote at, any stockholders' meeting or any adjournment of such meeting; or (b) receive payment of a share dividend or distribution or allotment of a right. The record date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action.

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

         If a record date is not fixed:

                  (a) the record date for determining the stockholders entitled to notice of, or to vote at, a stockholders' meeting shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if no notice is given, the close of business on the day next preceding the day on which the meeting is held; and

                  (b) the record date for determining stockholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating to the action is adopted.

A determination of stockholders of record entitled to notice of, or to vote at, a stockholders' meeting shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

         Only stockholders of record on the record date shall be entitled to notice of, or to participate in, the action relating to the record date, notwithstanding any transfer of shares on the Corporation's books after the record date. This Section 6.4 shall not affect the rights of a stockholder and the stockholder's transferor or transferee as between themselves.

         6.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person's equitable or other claim to interest in such share, regardless of whether it has actual or constructive notice of such claim or interest.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended,
(a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Covered Matters") against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person; and (b) pay or reimburse such expenses incurred by such person in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification to Directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.

         7.2 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         7.3 Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Checks and Funds. All checks, drafts or demands for money and notes of the Corporation must be signed by such officer or officers or such other person or persons as the Board of Directors from time to time designates. All funds of the Corporation not otherwise employed shall be deposited or used as the Board of Directors from time to time designates.

         8.2 Fiscal Year. The fiscal year of the Corporation shall end on such date as the Board of Directors from time to time determines.

         8.3 Corporate Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         8.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

         8.5 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or
                                      -12-
transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, of the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE IX

                                   AMENDMENTS

         These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any meeting the notice of which shall have stated the amendment of the Bylaws as one of the purposes of the meeting, but the stockholders may make additional Bylaws and may amend and repeal any Bylaws whether adopted by them or otherwise.





                                    ARTICLE X

                                 SCOPE OF BYLAWS

         These Bylaws govern the regulation and management of the affairs of the Corporation to the extent that they are consistent with applicable law and the Certificate of Incorporation; to the extent they are not consistent, applicable law and the Certificate of Incorporation shall govern.




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